Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-155299 of BioDrain Medical, Inc. (the Company) on Form S-1/A and on Form S-8 of our report, dated March 31, 2011, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in this Annual Report on Form 10-K of BioDrain Medical, Inc. for the year ended December 31, 2010.

Olsen Thielen & Co., Ltd.

St. Paul, Minnesota
March 31, 2011